                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) FEBRUARY 14, 1998
                                                        -----------------

                            EDUCATIONAL MEDICAL, INC.
                            -------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


        000-21567                                       65-0038445
 -----------------------                     --------------------------------
 (COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NO.)


                            EDUCATIONAL MEDICAL, INC.
                       1327 NORTHMEADOW PARKWAY, SUITE 132
                             ROSWELL, GEORGIA 30076
                             ----------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)   (ZIP CODE)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 475-9930
                                                           --------------

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  The audited combined financial statements of CHI Institute
                  (a division of Computer Hardware Service Company, Inc) as of and for the year ended September 30, 1997 are filed as part of this Current Report on Form 8-K/A.

         (b)      Pro Forma Financial Information.

                  The unaudited pro forma condensed consolidated statements of operations of Educational Medical, Inc. for the year ended March 31, 1997 and the nine months ended December 31, 1997 are filed as part of this Current Report on Form 8-K/A.

                  The unaudited pro forma condensed consolidated balance sheet of Educational Medical, Inc. at December 31, 1997 is filed as part of this Current Report on Form 8-K/A.

                          Independent Auditors Report


THE BOARD OF DIRECTORS
CHI INSTITUTE
(A DIVISION OF COMPUTER HARDWARE
SERVICE COMPANY, INC.)


     We have audited the accompanying balances sheet of CHI INSTITUTE (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.) as of September 30, 1997 and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of CHI INSTITUTE (A DIVISION
OF COMPUTER HARDWARE SERVICE COMPANY, INC.) as of September 30, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                  ASHER & COMPANY, LTD.


MARCH 20, 1998

                                 CHI INSTITUTE
             (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                                 BALANCE SHEET
                               SEPTEMBER 30, 1997

                                     ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                       $1,204,851
  Accounts receivable                                                656,187
  Other current assets                                                13,139
     Total current assets                                          ---------
                                                                   1,874,177

INVESTMENT IN PARTNERSHIP
  Computer Hardware Investors                                        253,216

PROPERTY AND EQUIPMENT
  Leasehold improvements                                             473,319
  Equipment                                                          896,585
  Furniture and fixtures                                             129,036
                                                                  ----------
                                                                   1,498,940
  Less accumulated depreciation                                      754,998
                                                                  ----------
                                                                     743,942
OTHER ASSETS
  Deferred income tax benefit                                         68,777
  Deposits                                                             1,500
  Goodwill, net of accumulated amortization of $127,859              549,041
  Covenant, net of accumulated amortization of $11,333                 8,667
                                                                  ----------
     Total other assets                                              627,985


     TOTAL ASSETS                                                 $3,499,320
                                                                  ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt                           $  180,000
   Accounts payable                                                  205,096
   Accrued expenses                                                  608,253
   Deferred tuition revenue                                          613,344
   Income taxes payable                                               44,045
                                                                  ----------
      Total current liabilities                                    1,650,738

LONG TERM DEBT                                                       305,000

STOCKHOLDERS' EQUITY
   Common stock, no par value; authorized 100,000 shares,
    issued 55,300 shares, and outstanding 35,250 shares               74,930

   Retained earnings                                               1,568,987
                                                                  ----------
                                                                   1,643,917
   Less treasury stock, at cost, 20,050 shares                      (100,335)
                                                                  ----------
                                                                   1,543,582
                                                                  ----------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $3,499,320
                                                                  ==========

              The accompanying notes are an integral part of these
                              financial statements.

                                 CHI INSTITUTE
            (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1997


Revenue
  Tuition and related income                          $7,434,950

Costs and expenses
  Operating expenses                                   3,842,213
  General and administrative expenses                  2,084,460
  Taxes, other than income tax                           352,934
  Depreciation and amortization                          144,603
  Interest expense                                        59,442
                                                      ----------
                                                       6,483,652
                                                      ----------

Income from operations                                   951,298


Other
  Litigation expense                                    (232,000)
  Interest and other income                              152,210
                                                      ----------
                                                         (79,790)
                                                      ----------

Income before income taxes                               871,508

Provision for:
  Current                                               (445,621)
  Deferred tax benefit                                    89,000
                                                      ----------
                                                         356,621
                                                      ----------

Net income                                               514,887

Retained earnings, beginning of year                   1,054,100
                                                      ----------

Retained earnings, end of year                        $1,568,987
                                                      ==========

              The accompanying notes are an integral part of these
                             financial statements.

                                 CHI INSTITUTE
            (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                            STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1997


OPERATING ACTIVITIES
  Net income                                              $   514,887
  Adjustments to reconcile net income to net cash
     provided by operating activities
      Depreciation and amortization                           144,603
      Income from investment in Partnership                   (37,953)
      Deferred income tax                                     (89,000)
      Changes in:
        Accounts receivable                                  (283,064)
        Other current assets                                  (12,839)
        Accounts payable                                       71,404
        Accrued expenses                                      544,833
        Deferred tuition revenue                             (108,546)
        Income taxes payable                                 (212,497)
                                                          -----------

  Net cash provided by operating activities                   531,828

INVESTING ACTIVITIES
  Purchase of property and equipment                          (98,324)
                                                          -----------

  Net cash utilized by investing activities                   (98,324)

FINANCING ACTIVITIES
 Principal payments on long-term debt                        (360,000)
 Purchase of Treasury stock                                   (17,824)
 Interdivisional due to/from                                 (131,162)

 Net cash utilized by financing activities                   (508,986)
                                                          -----------

         DECREASE IN CASH AND CASH EQUIVALENTS                (75,482)

Cash and cash equivalents, beginning of year                1,280,333
                                                          -----------

Cash and cash equivalents, end of year                    $ 1,204,851
                                                          -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Cash paid during the year for:

    Interest                                              $    59,442
                                                          ===========

    Income taxes                                          $   660,818
                                                          ===========


              The accompanying notes are an integral part of these
                             financial statements.

                                 CHI INSTITUTE
            (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


NOTE A-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Business activities

     CHSC derives its revenue primarily from two sources. The Company operates CHI Institute, a career technical school. The school operates two separate campuses in the suburbs of Philadelphia, Pennsylvania. CHSC also derives revenue from modifying, refurbishing and providing maintenance services to computers for companies primarily located in Eastern Pennsylvania and New Jersey.

     Property and equipment and related depreciation

     Property and equipment are carried at cost and related depreciation is provided primarily by the declining balance method over the estimated useful lives of the assets:

     The useful lives of property and equipment for purposes of computing depreciation are:

             Leasehold improvements           10-15 years
             Equipment                          5-7 years
             Furniture and fixtures             5-7 years

     It is the general practice to charge repairs and maintenance to expense; major expenditures for repairs and improvements are capitalized and depreciated. When assets are sold or otherwise disposed of, the cost and related reserves are removed from the accounts and any resulting gain or loss is included in income.

     Goodwill and covenant not to compete

     The Company is amortizing goodwill on a straight-line basis over 15 years. The covenant not to compete is amortized on a straight-line basis over five years.

     Tuition revenue recognition

     In accordance with industry practice, tuition revenue is recognized as income on a pro rata basis over the length of the program based on the percentage of scheduled hours completed. Tuition revenue received in advance is reflected as deferred tuition revenue on the balance sheet.

                                 CHI INSTITUTE
            (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Tuition receivable

The Company analyzes, on a monthly basis, students' payments on their contracts in comparison to the portion of the education they received. Amounts owed by students for the education received are classified as tuition receivable and are included in accounts receivable.

Income taxes

The deferred tax liability was determined based on the differences between the financial statement and tax bases of assets and liabilities. Current income taxes are based on the year's taxable income for Federal and state income tax reporting purposes.

Cash and cash equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investment with maturities of three months or less at the time of purchase to be cash equivalents.

Advertising cost

The Company's policy is to expense all advertising costs as they are incurred. Advertising expense charged to operations for the year ended September 30, 1997 was $559,839.

Investment in Partnership

The Company is a Partner in Computer Hardware Investor (a Partnership) which owns real estate in Southampton, Pennsylvania. The property is used by CHI Institute as a technical school. Under the Partnership Agreement, profits and losses resulting from the Partnership are allocated 33% to each of the two general partners and 34% to Computer Hardware Service Company (CHSC).

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                                 CHI INSTITUTE
            (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


NOTE B - LONG-TERM DEBT

     Long-term debt consists of:

     Note payable in monthly installments of $15,000
       plus interest at the rate of 9%, matures on
       December 1, 1999, collateralized by all the assets
       of CHSC and the personal guarantees of the two
       principal Stockholders and the property owned
       by Computer Hardware Investors (a Partnership)            $485,000

     Less current portion                                         180,000
                                                                 --------
                                                                 $305,000
                                                                 ========

     Prior to September 30, 1997, the Company was required to make a prepayment within 90 days of their fiscal year end in an amount equal to 50% of excess cash, as defined in the note. During the year ended September 30, 1997, the bank agreed to rescind this provision.

     Aggregate maturities for long-term debt for the three years subsequent to September 30, 1997 are as follows:

          Year ended September 30,                           Amount
          ------------------------                          --------
                    1999                                    $180,000
                    2000                                     180,000
                    2001                                     125,000

     In addition, the Company had guaranteed a mortgage loan for Computer Hardware Investors in which it is a Partner. The outstanding balance on the mortgage at September 30, 1997 is $146,128.

NOTE C - PENSION

     The Company has a 401(k) Saving Plan that covers substantially all of its employees. Participants may make voluntary contributions to the Plan up to 15% of their compensation not to exceed Internal Revenue Service allowable limits ($9,500 in 1997). The Company will contribute 50% of the amount contributed by an employee that is not in excess of 3% of their compensation.

                                 CHI INSTITUTE
            (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


NOTE D - INCOME TAXES

     Summaries of the provisions for income taxes are as follows:

          Current taxes:
            Federal                               $333,624
            State                                  111,997
                                                  --------
               Total                               445,621
          Deferred taxes:
            Federal benefit                        (69,222)
            State benefit                          (19,778)
                                                  --------
               Total                               (89,000)
                                                  --------
          Provision for income taxes              $356,621
                                                  ========

     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate (34%) because of the effect of the following items:

          Tax at Federal income tax rate                         $375,193
          State income taxes, net of U.S. Federal benefit          70,428
          Deferred income taxes
               Depreciation                                         8,445
               Legal settlement                                   (97,445)
                                                                 --------
                                                                 $356,621
                                                                 ========

     Temporary differences giving rise to the deferred tax liability consist of the excess of depreciation for tax purposes over the amount for financial reporting purposes and the accrual of a legal settlement which is not deductible for tax purposes until paid.

     As a result of the fact that the Company is related to Computer Hardware Maintenance Company, Inc. (CHMC), they are required to share a surtax exemption with CHMC. For the year ended September 30, 1997, the surtax exemption was split evenly between CHSC and CHMC.

NOTE E - RELATED PARTY TRANSACTIONS

     CHSC is affiliated with Computer Hardware Maintenance Company, Inc. (CHMC) as a result of the fact that the same Stockholders who own a majority common stock interest in CHSC also own a majority interest in CHMC. For the year ended September 30, 1997, there was no significant activity between these related parties. During the year ended September 30, 1997, CHSC paid CHMC $50,000 to purchase six computer hardware maintenance accounts.

                                 CHI INSTITUTE
            (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


NOTE E-RELATED PARTY TRANSACTION (Continued)

     CHSC is also affiliated with Computer Hardware Investors, a Partnership, as a result of the fact that CHSC is a Partner in the Partnership and the Partnership owns 4,000 shares of CHSC common stock.

     CHSC rents a building from the Partnership that CHI Institute (Bucks Campus) uses to operate its technical school. The building is approximately 40,000 square feet. Rent expense for the building for the year ended September 30, 1997 was $144,000.


NOTE F-TITLE IV PROGRAM REVENUE COMPLIANCE

     In accordance with U.S. Department of Education guidelines, proprietary educational institutions must derive at least 15% of their revenue on a cash basis from sources other than Title IV, HEA Programs.

     For the year ended September 30, 1997, CHI (Bucks Campus) and CHI (Delaware County Campus) received on a cash basis 55% and 68%, respectively, of their gross tuition and related revenue from Title IV, HEA Programs calculated as follows:

                                        CHI                  CHI
                                    Bucks County      Delaware County
                                      Campus             Campus
                                    ------------      ---------------
Receipts from Title IV
   Programs (cash basis)             $2,243,182          $2,073,383
                                            =55%                =68%
Net tuition and related
   revenue received (cash basis)     $4,060,142          $3,042,727


NOTES G-LEASES

     The Company rents the building where CHI Institute (Bucks Campus) is located from Computer Hardware Investors, a related party, under a one year lease agreement expiring March 31, 1998. The terms of the lease require a ninety day written notice upon termination. The current rent is $12,000 per month.

                                 CHI INSTITUTE
            (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


NOTE G-LEASES (Continued)

     Additionally, the Company leases the building from which CHI (Delaware County Campus) operates. The lease is a non-cancelable operating lease for land and building and expires on August 31, 1999. The current annual rent is $127,442 and is subject to an annual change effective January 1, 1998, based on the change in the consumer price index.

     Rent expense for the year ended September 30, 1997 was $325,570.

     Minimum future lease payments under the above mentioned leases for each of the next two years are as follows:

                 Years ending Septmeber 30,              Amount
                 --------------------------             --------

                            1999                        $249,130
                            2000                         117,539
                                                        --------
                                                        $366,669
                                                        ========


NOTE H-COMMITMENTS AND CONTINGENCIES

     Federal student financial aid

     The trade schools operated by the Company participate in various Federal financial aid programs. These programs are for the benefit of the student attending the schools. These programs have strict requirements for participation and the Company is subject to government program reviews.


     Litigation

     A provision has been made to accrue a liability for a judgement in a lawsuit. The Company was found guilty of sexual harassment by virtue of the actions of its' students and a judgement was entered against the Company in the amount of $232,000 in January, 1998. The Company is appealing this verdict, however the entire amount has been accrued.

                                 CHI INSTITUTE
            (A DIVISION OF COMPUTER HARDWARE SERVICE COMPANY, INC.)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997



NOTE 1 - STOCK PURCHASE

During the year ended September 30, 1997, the Company purchased 1,600 shares of stock from a Shareholder for $17,824.


NOTE J - CONCENTRATION OF CREDIT RISK

The Company maintains cash accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses from maintaining cash accounts in excess of federally insured limits. Management believes that it is not exposed to any significant credit risks on its cash accounts.


NOTE K - SUBSEQUENT EVENT

On February 14, 1998, a stock purchase agreement was entered into between the Stockholders of the Company and Educational Medical, Inc. (EMI) for the purchase of all the Company's stock. The computer hardware service division of Computer Hardware Service Company and the investment in Computer Hardware Investors were sold prior to the sale to EMI.

                  ITEM 7(B).  PRO FORMA FINANCIAL STATEMENTS

                  The following unaudited pro forma condensed consolidated financial statements of Educational Medical, Inc. ("EMI") and CHI Institute (a division of Computer Hardware Service Company, Inc.) ("CHI") are derived from, and should be read in conjunction with the audited financial statements of CHI included in item 7(a) herein, and the audited consolidated financial statements of EMI as previously filed on Form 10-K/A for the year ended March 31, 1997 with the Securities and Exchange Commission, and the unaudited condensed consolidated financial statements of EMI as previously filed on Form 10-Q for the quarter ended December 31, 1997. The pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or financial position which would have actually been reported should the acquisition been consummated on the dates indicated, or which may be reported in the future.

                  The pro forma statements of operations reflect adjustments as if the acquisition had been consummated at the beginning of the period of the statement presented (i.e., April 1, 1996 for the twelve-month statement of operations, and April 1, 1997 for the nine-month statement of operations).

                  The proforma balance sheet reflects adjustments as if the acquisition had been consummated as of December 31, 1997.

                            EDUCATIONAL MEDICAL, INC.
            Unaudited Pro Forma Condensed Consolidated Balance Sheet


                                                                                    ACQUISITION                   EMI
                                                   EMI               CHI            ADJUSTMENTS                 PRO FORMA
                                                 12/31/97          9/30/97                                       12/31/97
                 ASSETS
  CURRENT ASSETS:
Cash and cash equivalents                      $ 9,303,194       $1,204,851          $ (1,500,000)  (9)        $ 9,008,045
Trade A/R, net of allowances                     7,816,598          656,187                                      8,472,785
Income taxes receivable                                  0                0                                              0
Prepaid expenses and other current assets        1,521,270           14,639                                      1,535,909
Deferred income taxes, current                   1,208,669                0                                      1,208,669
                                               -----------       ----------                                    -----------
  TOTAL CURRENT ASSETS                          19,849,731        1,875,677                                     20,225,408
Property and equipment, net                      8,364,457          743,942                                      9,108,399
Deferred debt issuance costs, net                  252,324                0                                        252,324
Covenants, net                                     900,063            8,667                (8,667) (11)            900,063
Goodwill and other intangibles, net              9,529,737          549,041            10,790,487               20,869,265
Deferred income taxes, non-current                 944,629           68,777                                      1,013,406
Other non-current assets                           176,855          253,216              (253,216)  (7)            176,855
                                               -----------       ----------                                    -----------
  TOTAL ASSETS                                 $40,017,796       $3,499,320                                    $52,545,720
                                               ===========       ==========                                    ===========

LIABILITIES & STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
Accounts payable                               $   271,235       $  205,096                                    $   476,331
Accrued compensation                             1,115,497                0                                      1,115,497
Accrued income taxes                               214,038           44,045                                        258,083
Accrued expenses                                   458,880          608,253               322,186   (8)          1,389,319
Deferred tuition income                          4,454,616          613,344                                      5,067,960
Current portion of long-term debt                  599,990          180,000             4,100,000   (9)          4,879,990
                                               -----------       ----------                                    -----------
  TOTAL CURRENT LIABILITIES                      7,114,256        1,650,738                                     13,187,180
Long-term debt, less current portion             1,951,089          305,000             4,650,000   (9)          6,906,089
Other liabilities                                  549,264                0                                        549,264
                                               -----------       ----------                                    -----------
  TOTAL LIABILITIES                              9,614,609        1,955,738                                     20,642,533

STOCKHOLDERS' EQUITY:
Preferred stock                                          0                0                                              0
Common stock                                        73,691           74,930               (73,411)(9,10)            75,210
Additional paid-in-capital on common stock      30,221,127                0             1,498,481   (9)         31,719,608
Accumulated earnings (deficit)                     108,369        1,568,987            (1,568,987)  (6)            108,369
Less: treasury stock, at cost                            0         (100,335)              100,335  (10)                  0
                                               -----------       ----------                                    -----------
  TOTAL STOCKHOLDERS' EQUITY                    30,403,187        1,543,582                                     31,903,187
                                               -----------       ----------                                    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $40,017,796       $3,499,320                                    $52,545,720
                                               ===========       ==========                                    ===========


(1)  Amortization of goodwill recorded in connection with the purchase

(2)  Interest expense on acquisition note

(3) Interest income forfeiture on cash paid at date of purchase and other payments due seller

(4)  Remove prior owners' salaries

(5)  Elimination of CHI amortization

(6)  Elimination of CHI retained earnings

(7) Elimination of CHI Investment in Partnership (asset not included in CHI when acquired by EMI)

(8)  Payment due seller

(9) Purchase of CHI stock by EMI for $1,500,000 cash, $8,750,000 in notes payable, and 151,900 of EMI common stock

(10) Elimination of CHI common stock and treasury stock

(11) Elimination of CHI covenants

(12) Record tax provision on effect of pro forma adjustments

                           EDUCATIONAL MEDICAL, INC.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      Nine Months ended December 31, 1997


                                                                                                  ACQUISITION            EMI
                                                             EMI                  CHI             ADJUSTMENTS         PRO FORMA
NET REVENUE                                              $41,468,515           $5,849,007                            $47,317,592

SCHOOL OPERATING COSTS:
Education and facilities                                  19,348,384            2,176,787                             21,525,171
Selling and promotional                                    6,272,299              887,835                              7,160,134
General and administrative                                11,656,708            2,136,430          $(997,177)(4)      12,795,961
Amortization                                                 938,233               36,843            175,773 (1,5)     1,150,849
Other expenses                                                     0              232,000                                232,000
                                                          ----------           ----------          ---------         -----------
INCOME (LOSS) FROM OPERATIONS                              3,252,891              379,182            821,404           4,453,477
Interest expense (income)                                   (256,082)              70,134            525,832 (2,3)       339,884
                                                          ----------           ----------          ---------         -----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM          3,508,973              309,048            295,572           4,113,593
Income taxes                                               1,403,715              344,943            (18,049)(12)      1,730,609
                                                          ----------           ----------          ---------         -----------
INCOME BEFORE EXTRAORDINARY ITEM                           2,105,258              (35,895)           313,621           2,382,984
Extraordinary item                                                 0                    0                                      0
                                                          ----------           ----------          ---------         -----------
PRO FORMA NET INCOME                                      $2,105,258           $  (35,895)         $ 313,621         $ 2,382,984
                                                          ==========           ==========          =========         ===========

PRO FORMA NET INCOME PER SHARE
BASIC
Net income                                                     $0.29                                                       $0.32
Weighted average number of shares outstanding              7,349,612                                                   7,464,057 (a)

DILUTED
Net income                                                     $0.28                                                       $0.31
Weighted average number of shares outstanding              7,582,962                                                   7,697,407 (a)

(a) Giving effect to 151,900 acquisition shares issued

                           EDUCATIONAL MEDICAL, INC.

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                           Year ended March 31, 1997

                                                                                                  ACQUISITION            EMI
                                                             EMI                  CHI             ADJUSTMENTS         PRO FORMA
NET REVENUE                                              $49,449,680           $7,067,708                            $56,517,388

SCHOOL OPERATING COSTS:
Education and facilities                                  23,150,599            3,046,360                             26,196,959
Selling and promotional                                    7,530,741            1,079,060                              8,609,801
General and administrative                                14,041,592            1,348,334          $(340,785)(4)      15,049,141
Amortization                                                 886,268               49,127            204,429 (1,5)     1,139,824
Other expenses                                               535,038                                                     535,038
                                                          ----------           ----------          ---------         -----------
INCOME (LOSS) FROM OPERATIONS                              3,305,442            1,544,827            136,356           4,986,625
Interest expense (income)                                    284,162                    0            701,109 (2,3)       985,271
                                                          ----------           ----------          ---------         -----------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM          3,021,280            1,544,827           (564,753)          4,001,354
Income taxes                                                 408,951              422,627             70,825 (12)        902,403
                                                          ----------           ----------          ---------         -----------
INCOME BEFORE EXTRAORDINARY ITEM                           2,612,329            1,122,200           (635,578)          3,098,951
Extraordinary item                                           308,683                    0                                308,683
                                                          ----------           ----------          ---------         -----------
PRO FORMA NET INCOME                                      $2,303,646           $1,122,200          $(635,578)        $ 2,790,268
                                                          ==========           ==========          =========         ===========

PRO FORMA NET INCOME PER SHARE
BASIC
  Income before extraordinary item                             $0.58                                                       $0.67
  Extraordinary item                                           (0.07)                                                      (0.07)
  Net income                                                    0.51                                                        0.60
Weighted average number of shares outstanding              4,484,492                                                   4,636,392 (a)

DILUTED
  Income before extraordinary item                             $0.41                                                       $0.47
  Extraordinary item                                           (0.05)                                                      (0.05)
  Net income                                                    0.36                                                        0.42
Weighted average number of shares outstanding              6,447,265                                                   6,599,165 (a)

(a) Giving effect to 151,900 acquisition shares issued

         (C)      EXHIBITS

                  The following exhibits were filed as part of the Current Report on Form 8-K filed with the Commission on February 25, 1998.

                  10.1     Stock Purchase Agreement dated February 14, 1998.

                  10.2 Second Payment Note (Exhibit 1 to Stock Purchase Agreement).

                  10.3 Purchase Money Promissory Note (Exhibit 2 to Stock Purchase Agreement).

                  10.4     Pledge Agreement (Exhibit 3 to Stock Purchase
                           Agreement).

                  10.5     Security Agreement (Exhibit 4 to Stock Purchase
                           Agreement).

                  10.6 Registration Rights Agreement (Exhibit 5 to Stock Purchase Agreement).

                  10.7     Stock Power (Exhibit 6 to Stock Purchase Agreement).

                  10.8 Sellers' Subordination Agreement (Exhibit 7 to Stock Purchase Agreement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         EDUCATIONAL MEDICAL, INC.



Date: April 29, 1998                     By:/s/ Vince Pisano
                                            -----------------------------------
                                            Vince Pisano, Vice President and
                                            Chief Financial Officer